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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------

                                       8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): April 5, 2002



                                 CYBERCARE, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)



           FLORIDA                     0-20356                  65-0158479
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(State or other jurisdiction    (Commission File Number)     (IRS Employer ID
      of incorporation)                                           Number)


       2500 QUANTUM LAKES DRIVE, SUITE 1000, BOYNTON BEACH, FLORIDA 33426
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                    (Address of principal executive offices)



Registrant's telephone number, including area code: 561-742-5000


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Item 5 - Other Events


CyberCare, Inc. (the "Registrant") previously issued a promissory note dated January 22, 2002 in the amount of $1,000,000 jointly to Dynamic Holdings, LLC ("Dynamic") and its principal (the "Original Dynamic Note"). At maturity, the Original Dynamic Note was not satisfied. The Registrant refinanced the Original Dynamic Note without any penalty by issuing to Dynamic a $1,250,000 convertible promissory note dated April 5, 2002 (the "New Dynamic Note").

The Registrant also previously issued a promissory note dated February 25, 2002 in the amount of $230,000 to Dynamic (the "Bridge Note"). At maturity, the Bridge Note was not satisfied. Subsequently, the Registrant satisfied the Bridge Note through an offset against amounts borrowed under a $1,250,000 convertible promissory note issued to Manford Investments, LLC ("Manford"), dated April 4, 2002 (the "Manford Note"). Manford and Dynamic are related entities.

The Original Dynamic Note and the Bridge Note have been retired and the obligations under the Manford Note and the New Dynamic Note remain current.

CyberCare Technologies, Inc., the Registrant's wholly-owned subsidiary, is a joint borrower under the Manford Note and the New Dynamic Note.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



Date: May 2, 2002                   By: /s/ STEVEN M. COHEN
                                        --------------------------------
                                        Steven M. Cohen
                                        Chief Financial Officer